Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-1 of our report dated August 19, 2008, with respect to the audit of the financial statements of Lawler Design, Inc. We also consent to the reference of our firm under the heading “Experts” in this registration statement.

/s/ McElravy, Kinchen & Associates, P.C.

www.mkacpas.com

Houston, Texas

September 3, 2008